As filed with the Securities and Exchange Commission on February 28, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4350 La Jolla Village Drive, Suite 800 San Diego, California	92122
(Address of Principal Executive Offices)	(Zip Code)

2015 Equity Incentive Plan

2015 Employee Stock Purchase Plan

(Full titles of the plans)

Charles P. Theuer, M.D., Ph.D.

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

4350 La Jolla Village Drive, Suite 800

San Diego, California 92122

(858) 550-0780

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Sean M. Clayton, Esq. Cooley LLP 4401 Eastgate Mall San Diego, California 92121 (858) 550-6000	Patricia L. Bitar, CPA Chief Financial Officer TRACON Pharmaceuticals, Inc. 4350 La Jolla Village Drive, Suite 800 San Diego, California 92122 (858) 550-0780

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (4)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee
Common Stock $0.001 par value per share, to be issued pursuant to the 2015 Equity Incentive Plan	708,477(2)	$2.15	$1,523,225.55	$186.64
Common Stock $0.001 par value per share, to be issued pursuant to the 2015 Employee Stock Purchase Plan	177,119(3)	$2.15	$380,805.85	$47.41

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes such indeterminable number of additional shares as may be issued as a result of an adjustment to the shares by reason of a stock split, stock dividend or similar capital adjustment, as required by the plans.

(2)

Represents 708,477 shares automatically added to the shares authorized for issuance under the TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan, as amended December 14, 2015 (the “2015 EIP”), on January 1, 2018, pursuant to the “evergreen” provision contained in the 2015 EIP.

(3)

Represents 177,119 shares automatically added to the shares authorized for issuance under the TRACON Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan (the “2015 ESPP”) on January 1, 2018 pursuant to the “evergreen” provision contained in the 2015 ESPP.

(4)

This estimate is computed in accordance with Rule 457(h) and (c) under the Securities Act solely for the purpose of calculating the registration fee, and is based on the average of the high and low prices of the registrant’s common stock on February 27, 2018 as reported on the Nasdaq Global Market.

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement is being filed for the purpose of registering additional securities of the same class as other securities for which a registration statement of TRACON Pharmaceuticals, Inc. (the “Registrant”) on Form S-8 relating to the same employee benefit plans are effective. In accordance with General Instruction E to Form S-8, the contents of the Registrant’s registration statements on Form S-8 filed with the Securities and Exchange Commission on January 30, 2015 (File No. 333-201808), February 19, 2016 (File No. 333-209592) and February 28, 2017 (File No. 333-216347) are hereby incorporated by reference.

INDEX TO EXHIBITS

Exhibit

Number      Description of Document

4.1(1)Amended and Restated Certificate of Incorporation

4.2(1)Amended and Restated Bylaws

4.3(2)Form of Common Stock Certificate

5.1Opinion of Cooley LLP

23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Cooley LLP (included in Exhibit 5.1)

24.1Power of Attorney (included on signature page)

99.1(3)

TRACON Pharmaceuticals, Inc. 2015 Equity Incentive Plan and Forms of Stock Option Grant Notice, Stock Option Agreement, Notice of Exercise and Restricted Stock Unit Agreement thereunder, as amended December 14, 2015.

99.2(4)TRACON Pharmaceuticals, Inc. 2015 Employee Stock Purchase Plan, as amended December 14, 2015

(1)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on February 4, 2015.
(2)	Incorporated by reference to TRACON Pharmaceuticals, Inc.’s Registration Statement on Form S-1 (File No. 333-201280), as amended.
(3)	Incorporated by reference to the TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on December 17, 2015.
(4)	Incorporated by reference to the TRACON Pharmaceuticals, Inc.’s Current Report on Form 8-K, filed with the SEC on December 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 28th day of February, 2018.

TRACON PHARMACEUTICALS, INC.

Date: February 28, 2018	By:	/s/ Charles P. Theuer, M.D., Ph.D.
Charles P. Theuer, M.D., Ph.D. President and Chief Executive Officer

POWER OF ATTORNEY

Know All Persons By These Presents , that each person whose signature appears below constitutes and appoints Charles P. Theuer, MD., Ph.D. and Patricia L. Bitar, and each or any one of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles P. Theuer, M.D., PH.D.	President, Chief Executive Officer and Member of the Board	February 28, 2018
Charles P. Theuer, MD., PH.D.	of Directors
(Principal Executive Officer)

/s/ Patricia L. Bitar, CPA
Patricia L. Bitar, CPA	Chief Financial Officer, Assistant Secretary and Treasurer	February 28, 2018
(Principal Financial and Accounting Officer)

/s/ William R. LaRue
William R. LaRue	Member of the Board of Directors	February 28, 2018

/s/ Martin A. Mattingly, PHARM D.
Martin A. Mattingly, PHARM D.	Member of the Board of Directors	February 28, 2018

/s/ J. Rainer Twiford, J.D., PH.D.
J. Rainer Twiford, J.D., PH.D.	Member of the Board of Directors	February 28, 2018

/s/ Paul Walker
Paul Walker	Member of the Board of Directors	February 28, 2018

/s/ Stephen T. Worland, PH.D.
Stephen T. Worland, PH.D.	Member of the Board of Directors	February 28, 2018